                                                                                                        Exhibit 11
-------------------------------------------------------------------------------------------------------------------
COMPUTATION OF NET INCOME PER SHARE
-------------------------------------------------------------------------------------------------------------------
                                                          Quarter Ended                          Six Months Ended
                                             June 30, 1995      June 30, 1994      June  30, 1995     June 30, 1994
-------------------------------------------------------------------------------------------------------------------



PRIMARY

Computation of income per common and common equivalent share:

 Net income (loss)                           $      32,802      $   (279,472)      $    (240,170)     $   (242,987)
                                             =============      =============      ==============     =============

 Average shares outstanding                      3,297,797         3,243,804           3,295,119         3,234,141

 Add shares applicable to stock
  options & warrants (1)                           151,843                 -                   -                 -

 Add shares  applicable to stock options &
 warrants prior to  conversion,  using
  average market
  price prior to conversion (1)                      1,786                 -                   -                 -

                                             -------------      -------------      --------------     -------------

  Total shares                                   3,451,426         3,243,804           3,295,119         3,234,141
                                             =============      =============      ==============      ===========

  Per common share:
   Net income (loss) (1)                     $        0.01      $     (0.09)       $       (0.07)     $      (0.08)
                                             =============      =============      ==============     =============

-------------------------------------------------------------------------------------------------------------------

(1) Shares applicable to warrants and stock options are included in the calculation only when their impact is dilutive.


                                                                                                 Exhibit 11-page 2
-------------------------------------------------------------------------------------------------------------------
COMPUTATION OF NET INCOME PER SHARE
-------------------------------------------------------------------------------------------------------------------
                                                          Quarter Ended                          Six Months Ended
                                             June 30, 1995      June 30, 1994      June  30, 1995     June 30, 1994
-------------------------------------------------------------------------------------------------------------------

FULLY DILUTED

Computation of income per common and common equivalent share:

 Net income (loss)                           $      32,802      $   (279,472)      $    (240,170)     $   (242,987)
                                             =============      =============      ==============     =============

 Average shares outstanding                      3,297,797         3,243,804           3,295,119         3,234,141

 Add shares applicable to stock
  options & warrants (1)                           154,323                 -                   -                 -

 Add shares  applicable to stock options &
 warrants prior to  conversion,  using
  average market
  price prior to conversion (1)                      1,815                 -                   -                 -

                                             -------------      -------------      --------------     -------------

  Total shares                                   3,453,935         3,243,804           3,295,119         3,234,141
                                             =============      =============      ==============      ===========

  Per common share:
   Net income (loss) (1)                     $        0.01      $     (0.09)       $       (0.07)     $      (0.08)
                                             =============      =============      ==============     =============

-------------------------------------------------------------------------------------------------------------------

(1) Shares applicable to warrants and stock options are included in the calculation only when their impact is dilutive.








                                     - 11 -